Exhibit 5.1

CLIFFORD CHANCE LLP

10 UPPER BANK STREET
LONDON
E14 5JJ

TEL +44 20 7006 1000
FAX +44 20 7006 5555
DX 149120 CANARY WHARF 3

www.cliffordchance.com

Our ref: 47-40570352

6 April 2015

International Game Technology PLC

6th Floor

11 Old Jewry

London

EC2R 8DU

Dear Sirs

International Game Technology PLC:  Registration under the US Securities Act of 1933

1.                                We are acting on the instructions of International Game Technology PLC (the “Company”) in connection with the registration under the US Securities Act of 1933 (the “Securities Act”) on Form S-8 of the following amounts of ordinary shares of $0.10 each in the Company (the “Shares”) in connection with the following equity plans (the “Equity Plans”):

Equity Plan	Amount

Lottomatica Group 2009-2015 Stock Option Plan	37,112
Lottomatica Group 2010-2016 Stock Option Plan	222,488
Lottomatica Group 2011-2017 Stock Option Plan	1,379,872
Lottomatica Group 2012-2018 Stock Option Plan	1,366,446
GTECH 2013-2019 Stock Option Plan	1,383,726
GTECH 2014-2020 Stock Option Plan	1,866,054
Lottomatica Group 2011-2015 Share Allocation Plan	440,867
Lottomatica Group 2012-2016 Share Allocation Plan	661,268
GTECH 2013-2017 Share Allocation Plan	558,305
GTECH 2014-2018 Share Allocation Plan	393,276
International Game Technology 2002 Stock Incentive Plan	1,409,505
International Game Technology PLC 2015 Equity Incentive Plan	11,500,000

2.                                For the purposes of issuing this letter, we have reviewed only the documents referred to in the Appendix to this letter (the “Documents”).

English law

3.                                The opinions set out in this letter (which are strictly limited to the matters stated herein and are not to be read as extended, by implication or otherwise, to any other matters) relate only to English law as applied by the English courts as at today’s date. This letter expresses no opinion on the laws of any other jurisdiction and is governed by English law.

Opinion

4.                                On the basis of our understanding of the Documents and the assumptions and subject to the reservations set out below, we are of the opinion that:

(a)                                     the Company is a public company limited by shares and has been duly incorporated under English law; and

(b)                                     subject to and upon the Shares being duly allotted and issued by the Company to participants in the Equity Plans, the Shares will be duly and validly authorised and issued, fully paid and no further contributions in respect of such Shares will be required to be made to the Company by the holders thereof in respect of the issue of such Shares by reason solely of their being such holders.

Assumptions

5.                                The opinions set out in paragraph 4 are based upon the following assumptions (made without investigation):

(a)                                     that all copy Documents supplied to us are complete, up-to-date, authentic and accurate and conform to the originals which themselves are genuine and that all signatures, stamps and seals thereon are genuine;

(b)                                     that each party to the Documents has the capacity, power and authority to enter into and to exercise its rights and to perform its obligations under such Documents;

(c)                                      that the rules of the Equity Plans which we have examined are in force, were validly adopted by the Company and have been and will be operated in accordance with their terms;

(d)                                     that the Shares will, before allotment or issue, have been fully paid up in accordance with the Companies Act 2006;

(e)                                      that the Shares have been and will be issued or transferred in accordance with the rules of the relevant Equity Plan;

(f)                                       that any representation, warranty or statement of fact or law, other than as to the laws of England, made in any of the Documents is true, accurate and complete;

(g)                                      that all resolutions of the board of directors and/or of the committees required to approve or operate the Equity Plans (including in respect of the allotment and issue of Shares) and any amendments to the Equity Plans were duly passed at properly convened meetings of duly appointed directors or, as the case may be, duly appointed committees of directors and/or properly convened meetings of the relevant trustee (or in the case of written resolutions, were duly adopted) and that such resolutions have not been amended or rescinded and are and will remain in full force and effect;

(h)                                     that all resolutions of the shareholders of the Company required to authorise the allotment of the Shares, approve the Equity Plans or any amendments to the Equity Plans were duly passed and at properly convened meetings of the shareholders of the Company and have not been amended or rescinded and are and will remain in full force and effect;

(i)                                         that there has been no alteration in the status or condition of the Company since a search carried out at the Companies House of England and Wales on 2 April 2015 at 10.36 a.m. and an enquiry by telephone in respect of the Company at the Central Index of Winding Up Petitions on 2 April 2015 at 10.24 a.m.. However, it is our experience that such searches may be unreliable. In particular, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced in England nor do they indicate whether or not insolvency proceedings have been commenced elsewhere;

(j)                                        that each director of the Company has disclosed any interests which he may have in the Equity Plans in accordance with the provisions of the Companies Act 2006 and the articles of association of the Company;

(k)                                     that each director of the Company (and each member of any relevant committee) discharged his fiduciary duty owed to the Company and acted honestly and that each relevant trustee discharged its fiduciary duties and acted honestly;

(l)                                          that the offering or award of Shares under the Equity Plans has been duly authorised by, and has and will be made in accordance with, the relevant Documents;

(m)                                  that there have been no amendments to the forms of articles of association of the Company referred to in the Appendix and the articles of association will be adopted without any amendments on the effective date for the transaction (expected to be on 7 April 2015); and

(n)                                     that save for the Documents, there is no other document or arrangement which modifies or supersedes any of the Documents.

6.                                We express no opinion as to any agreement, instrument, document or matter other than as specified in this letter.  We have not been responsible for investigation or verification of statements of fact (including statements as to foreign law).

7.                                This letter is given solely for the purposes of the Company filing the Form S-8 and for the information of the persons to whom it is addressed and may not be relied upon for any other purpose or disclosed to or relied upon by any other person without our prior written consent. Furthermore this letter is given on the basis that any limitation on the liability of any other person to the persons to whom this letter is addressed, whether or not we are aware of that limitation, will not adversely affect our position in any circumstances.

Benefit of opinion

8.                                We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission (the “Commission”) as an exhibit to the Form S-8 relating to the Shares.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  Save as aforesaid, this opinion is addressed to you on the understanding that it may not be transmitted to any person for any purpose or quoted or referred to in any public document or filed with any government agency or other person without our prior consent.

Yours faithfully

/s/ Clifford Chance

Appendix

Documents Reviewed

The Documents referred to in Paragraph 2 of this letter are copies of the following which have been provided to us by the Company with the exception of the documents referred to in (2) and (7)-(9) below which have been obtained from the United Kingdom’s Companies House and the Central Index of Winding Up Petitions as the case may be on 2 April 2015.

(1)                           The draft Form S-8

(2)                           The existing articles of association of the Company

(3)                          The articles of association of the Company adopted by shareholders on 13 March 2015 with effect from the effective date for the transaction (expected to be on 7 April 2015)

(4)                           The minutes of the meeting of shareholders of the Company dated 13 March 2015

(5)                           The written resolutions of the board of the Company dated 26 February 2015, 2 April 2015 and 6 April 2015

(6)                           The rules of the Equity Plans

(7)                           A copy of the certificate of incorporation of the Company

(8)                           A copy of the certificate of re-registration of the Company dated 16 September 2014

(9)                           The searches referred to in paragraph 5(i) of this Legal Opinion